PROMISSORY NOTE

$1,600,000.00	Sarasota, Florida
Dated as of May 5, 2023

FOR VALUE RECEIVED, KEYSTAR CORP, a Nevada corporation (“Borrower”), promises to pay to the order of EXCEL FAMILY PARTNERS, LLLP, a Florida limited liability limited partnership (together with successors and assigns, “Lender”), the principal amount of One Million Six Hundred Thousand and 00/100 Dollars $1,600,000.00), in lawful money of the United States of America (the “Loan”), together with a flat fee of $160,000.00 (as may be adjusted pursuant to the terms of this Note, the “Funding Fee”).

On the Maturity Date (defined below), the then outstanding principal balance of the Loan, along with the Funding Fee, shall be due and payable in full. Payment of the outstanding principal balance, the Funding Fee and any other payment made or owed by Borrower under this Promissory Note (this “Note”) to Lender for any reason (collectively, a “Payment”) shall be made payable to Lender by wire transfer or corporate check at the address provided next to its signature below.

For purposes of this Note, the maturity date shall be November 4, 2023 (the “Maturity Date”).

In the event that the outstanding principal under this Note and the Funding Fee have not been paid in full by the earlier of the Maturity Date or such earlier date if there is a default hereunder and Lender properly accelerates the due date, interest shall be charged from and after such date on the principal amount remaining unpaid as of such date at a rate equivalent to the highest lawful rate or twenty-five percent (25%) per annum, whichever is less, until paid.

Notwithstanding the foregoing, however, in no event shall the interest charged exceed the maximum rate of interest allowed by applicable law, as amended from time to time. Lender does not intend to charge any amount of interest, monthly renewal fee or other fees or charges in the nature of interest that exceeds the maximum rate allowed by applicable law. If any payment of interest or in the nature of interest hereunder, together with all other payments of interest or in the nature of interest, would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal unless Borrower notifies Lender in writing that Borrower wishes to have such excess sum returned, together with interest at the rate specified in Section 687.04(2), Florida Statutes, or any successor statute.

Each Payment and any prepayment by Borrower of principal or interest hereunder shall be made in such coin or currency of the United States of America as at the time of Payment is legal tender for the payment of public and private debt. If any Payment becomes due and payable on a day other than a business day, the due date thereof shall be extended to the next succeeding business day, and, in the case of principal, interest shall be payable during the extension at the annual rate specified herein for the payment of interest before or after maturity.

Unless otherwise specified herein, a Payment shall be applied by Lender first to interest and lawful charges then accrued, and then to principal, unless otherwise determined by Lender in its discretion.

This Note may be prepaid by the Borrower at any time prior to the Maturity Date without any additional premium or penalty. In the event that the principal amount outstanding under this Note is paid in full prior to August 4, 2023, the amount of the Funding Fee shall automatically be reduced to a flat fee of $140,000.00.

Borrower shall be in default under this Note if:

(1)Borrower fails to pay principal, interest, or any other amount due under this Note and such failure continues beyond ten (10) days from the due date;

(2)Borrower commences any case, proceeding or other action: (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(3)there is commenced against Borrower any case, proceeding or other action of a nature referred to in (2) above which: (i) results in the entry of an order for relief or any such adjudication or appointment; or (ii) remains undismissed, undischarged or unbonded for a period of 60 days;

(4)there is commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

(5)Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in (2), (3) or (4) above.

Lender shall have, in addition to the rights and remedies contained in this Note and any other related documents, all of the rights and remedies of a creditor. No right, power, or remedy conferred upon Lender as a creditor shall be exclusive of any other right, power or remedy. This Note is unsecured.

Without limiting the generality of the foregoing, if a default shall occur then Lender may declare the indebtedness owed to Lender by Borrower hereunder to be accelerated and immediately due and payable, whereupon such indebtedness, together with interest thereon (if any), shall forthwith become due and payable, all without presentment, demand, protest, or other notice of any kind from Lender, all of which are hereby expressly waived; and Lender may proceed to do other all things provided by law, equity, or contract to enforce its rights under such indebtedness and to collect all amounts owing to Lender.

All parties liable for any Payment agree to pay or reimburse Lender for all of its costs and expenses incurred in connection with the collection or enforcement of this Note to collect all amounts due hereunder, including without limitation, the reasonable fees and disbursements of counsel for Lender including reasonable attorneys’ fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise. Borrower agrees to promptly pay, indemnify, and reimburse Lender for, and hold Lender harmless against any liability for, any and all documentary stamp taxes, nonrecurring intangible taxes, or other taxes, together with any interest, penalties, or other liabilities in connection therewith, that Lender now or hereafter determines are payable with respect to this Note or the obligations evidenced by this Note; other than ordinary federal and state income taxes related to any taxable revenues received by Lender in connection with the Payment by Borrower of the principal, the Funding Fee and, if applicable, any interest that in the future accrue on this Note during periods following the Maturity Date. The foregoing obligations shall survive Payment of this Note.

All notices, requests, and demands to or upon the parties hereto, shall be deemed to have been given or made when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed to the address provided next to the signatures below or such other address as may be hereafter designated in writing by one party to the other.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, excluding those laws relating to the resolution of conflicts between laws of different jurisdictions.

In any litigation in connection with or to enforce this Note, any endorsement or guaranty of this Note, or any of the other related documents, Borrower irrevocably consents to and confers personal jurisdiction on the state and federal courts located within Sarasota County, Florida, expressly waives any objections as to venue in any of such courts, and agrees that service of process may be made on Borrower by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to its address set forth herein (or otherwise expressly provided in writing). Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

In the event that any one or more of the provisions of this Note is determined to be invalid, illegal, or unenforceable in any respect as to one or more of the parties, all remaining provisions nevertheless shall remain effective and binding on the parties thereto and the validity, legality, and enforceability thereof shall not be affected or impaired thereby. If any such provision is held to be illegal, invalid, or unenforceable, there will be deemed added in lieu thereof a provision as similar in terms to such provision as is possible, that is legal, valid, and enforceable. To the extent permitted by applicable law, Borrower hereby waives any law that renders any such provision invalid, illegal, or unenforceable in any respect.

The singular shall include the plural and any gender shall be applicable to all genders when the context permits or implies

No delay or omission on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy and no single or partial exercise of any right or remedy shall preclude any other or further exercise of that or any other right or remedy. Presentment, demand, notice of nonpayment, notice of protest, protest, notice of dishonor and all other notices are hereby waived by Borrower.

All rights and remedies of Lender under this Note and under any other related documents are cumulative and are not exclusive of any rights and remedies provided by law or in equity, and may be pursued singularly, successively, together, and may be exercised as often as the occasion therefor shall arise. The warranties, representations, covenants, and agreements made herein and therein shall be cumulative except in the event of irreconcilable inconsistency, in which case the provisions of this Note shall control.

This Note may not be modified or amended nor shall any provision of it be waived except by a written instrument signed by the party against whom such action is to be enforced.

This Note shall be binding upon and inure to the benefit of Lender and its successors and assigns, and shall be binding upon Borrower and its successors and assigns; provided, however, that no rights or obligations of Borrower hereunder shall be assigned, delegated or otherwise transferred without the prior written consent of Lender. In the event Lender transfers or assigns its obligations hereunder, Lender shall be relieved of all liability therefor.

Time is of the essence in the performance of this Note.

FLORIDA DOCUMENTARY STAMP TAX REQUIRED BY LAW IN THE AMOUNT OF $2,450.00 HAS BEEN PAID OR WILL BE PAID BY LENDER DIRECTLY TO THE DEPARTMENT OF REVENUE.

Borrower and Lender (by its acceptance hereof) hereby knowingly, irrevocably, voluntarily, and intentionally waive any right to a trial by jury in respect of any litigation based on this Note or any other document executed in connection with this Note or arising out of, under, or in connection therewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of any party. This provision is a material inducement for Lender to enter into the transaction evidenced hereby.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the date first written above.

BORROWER: KEYSTAR CORP, a Nevada corporation By: /s/ Mark Thomas Mark Thomas, its Chief Executive Officer

Acknowledged and Agreed to:

LENDER:

EXCEL FAMILY PARTNERS, LLLP,
a Florida limited liability limited partnership

By: Fortress Holdings, LLC, its general partner

   By: /s/ Bruce A Cassidy

         Bruce A. Cassidy, its Manager

{Signature Page to Promissory Note}

ACKNOWLEDGEMENT, AGREEMENT AND CONSENT

The undersigned hereby acknowledges, agrees and consents to, effective as of May 5, 2023 (the “Effective Date”), the incurrence of certain indebtedness for borrowed money by KEYSTAR CORP, a Nevada corporation (the “Company”), evidenced by the foregoing Promissory Note, effective as of May 5, 2023, issued by the Company to the undersigned, in the amount of One Million Six Hundred Thousand and 00/100 Dollars ($1,600,000.00).

IN WITNESS WHEREOF, and intending to be legal bound, the undersigned has executed this Acknowledgement, Agreement and Consent, to be effective as of the Effective Date.

Acknowledged, Agreed and Consented to:

EXCEL FAMILY PARTNERS, LLLP,
a Florida limited liability limited partnership

By: Fortress Holdings, LLC, its general partner

   By: Bruce A. Cassidy

         Bruce A. Cassidy, its Manager